UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[  ] Definitive Information Statement

JRJR33, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[__________], 2018

JRJR33, Inc.

14902 Preston Road

Suite 404-418

Dallas, Texas 75254

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on October 9, 2018, of JRjr33, Inc., a Florida corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being mailed or furnished to the shareholders of the Company on or about [__________], 2018.

The purpose of this Information Statement is to notify shareholders of the Company that, on October 9, 2018, the Company received a written consent in lieu of a meeting of shareholders from the holders of approximately 24,170,539 shares of Common Stock (representing approximately 50.43% of the issued and outstanding shares of Common Stock entitled to vote.  Through the written consent, shareholders adopted a resolution approving an amendment to the Company’s Articles of Incorporation to effect the following:

1)	To decrease the total number of shares of the Corporation’s authorized capital stock from 250,500,000 to 2,505,000, and to effect a 1:100 reverse stock split; and

2)	To change the name of the Corporation from “JRjr33, Inc.” to CVSL, Inc. (the “Action”).

Only the shareholders of record at the close of business on October 9, 2018, are entitled to notice of the Action. Shareholders who hold in excess of 50% of the Company’s shares of Common Stock entitled to vote on the Action have voted in favor of the Action. As a result, the Action has been approved without the affirmative vote of any other shareholders of the Company. This Action is expected to be effective on a date that is at least 20 days after the mailing of this Information Statement.

 This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.  The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John P. Rochon John P. Rochon Chairman, Chief Executive Officer, and President

JRJR33, INC.

14902 Preston Road

Suite 404-418

Dallas, Texas 75254

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on October 9, 2018, of JRjr33, Inc., a Florida corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being mailed or furnished to the shareholders of the Company on or about [__________], 2018.

ABOUT THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify shareholders of the Company, as of the close of business on October 9, 2018, (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a majority of the total voting power held by shareholders of the Company.  Holders of a majority of the total voting power of the Company’s Common Stock has approved an amendment to the Company’s Articles of Incorporation (the “Amendment”) to effect the following:

1)	To decrease the total number of shares of the Corporation’s authorized capital stock from 250,500,000 to 2,505,000, and to effect a 100:1 reverse stock split; and

2)	To change the name of the Corporation from “JRjr33, Inc.” to CVSL, Inc. (the “Action”).

In order to eliminate the costs and management time involve in holding a special meeting, and in order to effect the Action as soon as possible, the Company decided to proceed with the Action by obtaining the written consent of shareholders holding a majority of the voting power of the Company, in accordance with Florida Law.

Who is entitled to notice?

All holders of shares of Common Stock of record on the close of business on the Record Date are entitled to notice of the Action.

On what corporate matters did the majority shareholders vote?

The majority shareholders have voted for the Action to approve the proposed Amendment.

What vote is required to approve the Action?

Under the Florida Business Corporation Act, and in accordance with the Company’s Bylaws, any action requiring shareholder approval may be taken by obtaining the written consent and approval of holders of voting stock of the Company having a majority of the total number of shares authorized to vote on the matter, in lieu of a meeting of the shareholders. In order to amend the articles of incorporation of the Company, the affirmative vote of holders of a majority of the Company’s Common Stock is required. On the Record Date, there were 47,928,487 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to shareholders regarding the Action. On October 9, 2018, 30 shareholders of the Company holding a total of 24,170,539 shares of Common stock voted in favor of the Action, which represents approximately 50.43% of the outstanding shares entitled to vote on the Record Date.  Because shareholders holding more than 50% of the total outstanding votes of the Company on the Record Date) approved the Action, no action by the minority shareholders in connection with the Action is required.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers, directors and director designees, and (iii) the Company’s executive officers, directors and director designees as a group, based on 47,928,487 shares of Common Stock issued and outstanding on October 9, 2018. The address for each person and entity listed in this table shall be c/o JRjr33, Inc.,14902 Preston Road, Suite 404-418, Dallas, Texas 75254.

Name	Positions	Number of Shares of Common Stock Beneficially Owned	Percentage of Beneficial Ownership
John P. Rochon (1)(3)	Chief Executive Officer, President, and Chairman of the Board	11,715,000	24.44%
John P. Rochon, Jr. (2)(3)	Vice Chairman, Chief Financial Officer, Treasurer and Director	6,475,223	13.45%
John W. Bickel	Director	664,293	1.39%
Bernard Ivaldi	Director	710,690	1.48%
William H. Randall	Director	769,781	1.61%
All Directors & Officers as a Group		20,334,987	42.24%

5% Shareholders
Rochon Capital Partners, Ltd.		11,677,500	25.4%
Richmont Capital Partners V, LP		3,200,000	7.1%

(1)	Includes 37,500 shares of common stock issued directly to John Rochon Management, Inc. (“JRMI”) and 11,677,500 shares issued to Rochon Capital Partners, Ltd. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital, and as the owner of all of the equity of JRMI, Mr. Rochon has control over the decision making of JRMI. As such, Mr. Rochon may be considered to have control over the voting and disposition of the shares registered in the name of Rochon Capital, and therefore, such shares are also included in the shares listed as held by Mr. Rochon. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions (the “Second Tranche Stock”) by third parties or the announcement of certain tender or exchange offers of common stock, pursuant to the Amended Share Exchange Agreement. In the event the Second Tranche Stock is issued to Rochon Capital, Mr. Rochon’s beneficial ownership percentage would increase to 60.7.%. The details of the Amended Share Exchange Agreement were disclosed in the Company’s proxy statement on Schedule 14A filed on December 1, 2017 under the section entitled “Certain Relationships and Related Party Transactions.”
(2)	Includes 881,760 shares held directly by John Rochon, Jr. and 1,237,500 shares of common stock held by The William John Philip Rochon 2010 Dynasty Trust, of which John Rochon, Jr. is the sole trustee. Includes 3,200,000 shares of common stock issued to Richmont Capital Partners V LP (“RCP V”), which has Richmont Street, LLC as its Managing General Partner, an entity controlled by John Rochon, Jr. Also includes 945,963 shares held by trusts for the benefit of John Rochon, Jr.’s children, of which John Rochon, Jr. is the sole trustee. Include options exercisable for 210,000 shares of common stock.
(3)	As previously disclosed in the Schedule 13D filed on August 30, 2016, Mr. Rochon and Mr. Rochon, Jr. entered into a voting agreement dated August 9, 2016 (the “Voting Agreement”), such that Rochon Capital, Rochon Management, Mr. Rochon, Richmont Capital, Richmont Street and Mr. Rochon, Jr. are deemed to be members of a group for voting purposes under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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ACTION

AMENDMENT TO THE ARTICLES OF INCORPORATION EFFECT A REVERSE STOCK SPLIT AND TO EFFECT A CORPORATE NAME CHANGE

On September 14, 2018, the Company’s Board of Directors adopted a resolution declaring it advisable to amend the Company’s articles of incorporation to (1) effect a 1:100 reverse stock split, (2) decrease the total number of shares of the Corporation’s authorized capital stock from 250,500,000 to 2,505,000, and (3) change the name of the Corporation from “JRjr33, Inc.” to “CVSL, Inc.” A copy of the Articles of Amendment is attached as Appendix A hereto.

THE REVERSE STOCK SPLIT

The Board of Directors of the Company unanimously approved a reverse stock split of all outstanding shares of the Company’s Common Stock at an exchange ratio of one-for-one hundred (1:100), with any and all fractional shares to be redeemed for $0.01 per share. In addition, the Board recommended approval of the reverse stock split and determined that effecting such a reverse split is in the best interests of the Company.

As a result of the one-for-one hundred reverse stock split, each one hundred shares of outstanding Common Stock will be exchanged for one new share of common stock. Except for the elimination of fractional shares as described above, each shareholder will hold the same percentage of outstanding Common Stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split.

Reasons for The Reverse Stock Split. The Company has been unable to provide financial statements that have been audited or reviewed by its public auditing firm. Subsequently, the Company has been unable to meet its quarterly and annual reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of its inability to provide periodic reports under the Exchange Act, the Company was de-listed from its exchange, the NYSE American, effective as of April 2, 2018. Therefore, the Company currently has the financial and operational burdens of its reporting obligations under the Exchange Act but with none of the attendant benefits. In light of these circumstances, the Company is taking steps to suspend its Exchange Act reporting obligations. In order to effect such a suspension, the Company must, among other requirements, have fewer than 500 holders of record. However, the Company currently has in excess of the number of record holders to meet this requirement. The Company currently has 259 record holders holding less than 100 shares of our Common Stock (the “Odd-Lot Holders”). Those 259 Odd-Lot Holders represent a combined ownership of approximately 9,962 shares of our Common representing approximately 0.02% of the issued and outstanding shares of our Common Stock. Therefore, the Board believes it best to effect the reverse-stock split in order to cash out the Odd-Lot Holders, reduce the number of record holders to below 500, and continue to work towards suspending the Company’s Exchange Act Obligations, all in conformity with the rules and the regulations of the Securities and Exchange Commission.

The reverse stock split will not effect a change in control of the Company.

Effects of the Reverse Stock Split. After the effective date of the reverse stock split, each shareholder will own a reduced number of shares of the Common Stock. However, the reverse stock split will affect all holders of our Common Stock uniformly and will not affect any shareholder's percentage ownership interests, except to the extent that the reverse split results in any of the shareholders owning a fractional share as described above. Proportionate voting rights will not change in a reverse stock split (other the elimination of the Odd-Lot Holders). For example, a holder of 2% of the voting power immediately prior to the reverse stock split would continue to hold 2% of the voting power immediately after the reverse stock split. The number of shareholders of record will be reduced by the reverse stock split to achieve the goal of having fewer than 500 record holders immediately after the Amendment goes into effect.

Effective Date. The reverse split will become effective at 5:00 p.m. Eastern Standard time on the day of the filing of the Amendment with the Secretary of State of the State of Florida, which will occur approximately 20 days after this Information Statement is mailed to our shareholders of record on the Record Date. Except as explained below with respect to fractional shares, on the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted into new shares of Common stock in accordance with the reverse stock split ratio and issued in the new corporate name.

Fractional Shares. The Company will act as exchange agent for purposes of implementing the exchange of stock certificates. Such person is referenced to as the "exchange agent." No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive an additional a cash amount equal to $0.01 per pre-split share of Common Stock.

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Exchange of Stock Certificates. After the effective date of the reverse stock split, holders of pre-reverse split common shares may, but are not required to, surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split common shares. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder 's outstanding certificate(s). Shareholders should not destroy any stock certificate which after the reverse stock split will represent that number of shares into which the shares represented by the old certificate have been combined and converted. Certificates representing shares of common stock, pre-reverse stock split, that contain a restrictive legend will be exchanged for common stock, post-reverse stock split, in the new corporate name with the same restrictive legend. As applicable, the time period during which a shareholder has held the common stock, pre-reverse stock split, will be included in the time period during which such shareholder actually holds the Common Stock, post-reverse stock split, received for the purposes of determining the term of the restrictive period applicable to the Common Stock, post-reverse stock split. Shareholders who wish to exchange their old certificates for new certificates will need to contact our transfer agent. The Company is currently acting as its own transfer agent, and shareholders may contact the Company at 14902 Preston Road, Suite 404-418, Dallas, Texas 75254, Telephone Number 214-935-9840. However, Broadridge and the Company are currently engaged in a payment dispute. As a result, Broadridge has refused to either provide the Company with transfer agent services or to terminate its contract with the Company. If the Company engages a new transfer agent, we will provide such updated disclosure in the form of a Current Report on Form 8-K.

Accounting Consequences. The par value per share of common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced proportionally, based on the one-to-one hundred exchange ratio of the reverse stock split, from its present amount, and additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of the reverse stock split or corporate name change.

THE REDUCTION IN AUTHORIZED SHARES OF CAPITAL STOCK

Purpose.

Currently, we are authorized to issue up to a total of 250,500,000 shares of stock, 2,500,000 of those being shares of Common Stock. The Board has approved an amendment to our Articles of Incorporation to decrease the shares of our authorized stock to 2,505,000 (2,500,000 shares of which to be designated Common Stock). The purpose of this amendment is to decrease the number of shares of authorized capital stock in proportion to the reduction to the shares of Common Stock issued and outstanding after giving effect to the reverse stock split.

Effective Date.

The reduction in the number of authorized shared of the Company’s capital stock will become effective at 5:00 p.m. Eastern Standard time on the day of the filing of the Amendment with the Secretary of State of the State of Florida, which will occur approximately 20 days after this Information Statement is mailed to our shareholders of record on the Record Date.

THE NAME CHANGE

Purpose.

The purpose of the name change is to better align the Company’s name with its current business model and to rebrand the Company in anticipation of the completion of a Chapter 11 reorganization under the United States Bankruptcy Code, which the Company initiated on June 23, 2018.

Effective Date.

The change in the Company’s corporate name will become effective at 5:00 p.m. Eastern Standard time on the day of the filing of the Amendment with the Secretary of State of the State of Florida, which will occur approximately 20 days after this Information Statement is mailed to our shareholders of record on the Record Date.

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DISSENTER’S RIGHTS OF APPRAISAL

Under Florida law and the Company’s articles of incorporation and bylaws, no shareholder has any right to dissent to the proposed Amendment.

NO MEETING OF SHAREHOLDERS REQUIRED

The Company is not soliciting any votes with regard to the Action.  The shareholders that have consented to the Action hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such shareholders have sufficient shares to approve the Action.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

For the fiscal year ending on December 31, 2017, there were no transactions with related persons required to be disclosed in this Information Statement other than items already disclosed in our Annual Report on Form 10-K for the year ended December 31, 2016.

PROPOSALS BY SECURITY HOLDERS

No shareholder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of the reverse stock split, the reduction in authorized capital, and the corporate name change. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules. It does not address tax considerations under state, local, foreign, and other laws (including other U.S. federal tax laws). Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split, change of domicile, or corporate name change.

EACH SHAREHOLDER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER OWN SITUATION AND THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, REDUCTION IN AUTHORIZED CAPITAL, OR CORPORATE NAME CHANGE.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code and is not part of a plan to increase periodically a shareholder’s proportionate interest in the assets or earnings and profits of the Company. Assuming the reverse split qualifies as a reorganization, a shareholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor, and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged therefor. No gain or loss will be recognized by us as a result of the reverse stock split, change of domicile or corporate name change.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

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COSTS OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock as of the Record Date.

ADDITIONAL INFORMATION

The Company has filed reports with the Securities and Exchange Commission (the “SEC”); provided, however, that the Company’s annual and quarterly reports have not been filed for any period subsequent to the year ended December 31, 2016.  These reports have included annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 14902 Preston Road, Suite 404-418, Dallas, Texas 75254. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John P. Rochon John P. Rochon President

[__________], 2018

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APPENDIX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

JRJR33, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act (“FBCA”), JRjr33, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Florida, hereby adopts the following amendment to its Articles of Incorporation (the “Articles of Amendment”):

1.	The name of the Corporation is “JRjr33, Inc.” The original Articles of Incorporation were filed with the Secretary of State of the State of Florida on June 15, 2011, Amended Articles of Incorporation were filed with the Secretary of State of the State of Florida on August 9, 2011, Amended Articles of Incorporation were filed with the Secretary of State of the State of Florida on April 12, 2013, Amended Articles of Incorporation were filed with the Secretary of State of the State of Florida on May 30, 2013, and Amended Articles of Incorporation were filed with the Secretary of State of the State of Florida on March 11, 2016.

2.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to the FBCA setting forth a proposed amendment to the Articles of Incorporation of the Corporation (the “Amendment”) and declaring said Amendment to be advisable. The Board of Directors set October 9, 2018, as the record date for shareholders holding shares of the Company’s Common Stock to vote on the proposed Amendment.

3.	A majority of the holders of the Corporation’s common stock as of the record date, pursuant to Section 607.0704, executed a Majority Written Consent dated October 9, 2018 and voted to approve and authorize the Amendment.

4.	Article I is hereby amended by deleting it in its entirety and replacing the paragraph with the following:

“The name of the corporation shall be: CVSL, Inc.

5.	Article IV is hereby amended by deleting it in its entirety and replaced by the following:

“Authorized Shares. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 2,505,000 shares, consisting of 2,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 5,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

“Upon the effective time of the Articles of Amendment to the Articles of Incorporation (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified into a smaller number of shares such that every one hundred (100) shares of issued Common Stock immediately prior to the Effective Time are reclassified into one (1) share of Common Stock. Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the reclassification and any fraction of a share of Common Stock that would otherwise have resulted from the foregoing stock split will be redeemed by the Company at [$0.01] per share outstanding prior to share reclassification.  Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified; provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

A-1

“Common Stock. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held. All persons who acquire shares of Common Stock in the Corporation shall acquire such shares subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

“Preferred Stock. Our Board of Directors of the Corporation shall have authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences; provided, however that, if more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series; and provided, further, that the rights prescribed by the Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with Florida law.”

4.	The Effective Time of these Articles of Amendment shall be [•], 2018, at 9:00 A.M. Eastern Time.

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